Exhibit 99.2

Lilly Ventures Fund I, LLC
115 West Washington Street
Suite 1680-South
Indianapolis, Indiana 46204

Securities and Exchange Commission
Washington, D.C. 20549

Authorization Regarding Reporting Forms

I hereby authorize and designate the following persons to sign and file with the Commission on behalf of Lilly Ventures Fund I, LLC Forms relating to Rule 13 of the Securities Exchange Act of 1934 and the rules thereunder:

James B. Lootens, Lilly Corporate Center, Indianapolis, Indiana

Jamie E. Haney, Lilly Corporate Center, Indianapolis, Indiana

Jonathan R. Haug, Lilly Corporate Center, Indianapolis, Indiana

This authorization and designation shall remain in effect until a written revocation is signed by me and provided to the Commission.

Date: 11/20/14

/s/ S. Edward Torres on behalf of Lilly Ventures Fund I, LLC

S. Edward Torres
115 West Washington Street
Suite 1680-South
Indianapolis, Indiana 46204

Securities and Exchange Commission
Washington, D.C. 20549

Authorization Regarding Reporting Forms

I hereby authorize and designate the following persons to sign and file with the Commission on my behalf Forms relating to Rule 13 of the Securities Exchange Act of 1934 and the rules thereunder:

James B. Lootens, Lilly Corporate Center, Indianapolis, Indiana

Jamie E. Haney, Lilly Corporate Center, Indianapolis, Indiana

Jonathan R. Haug, Lilly Corporate Center, Indianapolis, Indiana

This authorization and designation shall remain in effect until a written revocation is signed by me and provided to the Commission.

Date:     2/10/15

/s/ S. Edward Torres